                                                                  EXECUTION COPY

                                                                 EXHIBIT 99.A4.1
                                                                 ---------------

                              SUBLICENSE AGREEMENT
                              (DIAMONDS to Sponsor)

         This Sublicense Agreement is entered into as of this 1st day of
November, 2005 (this "Sublicense Agreement"), by and among PDR SERVICES LLC
(formerly PDR Services Corporation), a Delaware limited liability company
("Sublicensee"), in its capacity as sponsor of the DIAMONDS Trust, Series 1, a unit investment trust registered under the Investment Company Act of 1940 and organized under the laws of the State of New York (the "DIAMONDS Trust"), STATE
STREET GLOBAL MARKETS, LLC, a Delaware limited liability company ("Licensee")
and DOW JONES & COMPANY, INC. ("Dow Jones").

                              W I T N E S S E T H:
                              - - - - - - - - - -

         WHEREAS, pursuant to that certain License Agreement dated as of June 5,
1997, as amended (the "Original License Agreement"), and as further amended and restated by Licensee and Dow Jones on the date hereof (the "Restated License
Agreement"), Dow Jones has granted Licensee a license to use Dow Jones
Industrial Average and the related Dow Jones Marks (as defined in the Restated
License Agreement) effective as of the closing date of the Principal Agreement, as defined below, in connection with the exercise of its rights and the performance of its duties as sponsor of the DIAMONDS Trust;

         WHEREAS, in connection with the sponsorship of the DIAMONDS Trust,
Sublicensee wishes to use and refer to the Dow Jones Industrial Average and the related Dow Jones Marks;

         WHEREAS, Licensee, Sublicensee and the American Stock Exchange LLC, a
Delaware limited liability company ("AMEX"), have entered into (a) a Principal
Agreement, dated as of August 31, 2005 regarding, among other things, the assignment of the Original License Agreement to Licensee and (b) a Marketing
Agreement, dated as

of the date hereof (the "Marketing Agreement") regarding, among other things, the appointment of Licensee as the exclusive marketing agent of the DIAMONDS
Trust; and

         WHEREAS, all capitalized and undefined terms used herein have the meanings assigned to them in the Restated License Agreement.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, pursuant to Section 1(i) of the
Restated License Agreement, the parties hereto agree as follows: 1. Subject to the terms and conditions of the Restated License Agreement, Licensee hereby grants to Sublicensee a royalty free, non-exclusive and non-transferable sublicense (which shall not be further sublicensable by Sublicensee) to use the
Dow Jones Industrial Average and the Dow Jones Marks for the term of the
Restated License Agreement solely in connection with the exercise of its rights and the performance of its duties as sponsor of the DIAMONDS Trust; provided, however, that the foregoing sublicense is subject to the continuing conditions that (a) the obligations of AMEX and Sublicensee to Dow Jones pursuant to
Section 9(a) of the Restated License Agreement with respect to any Losses (as defined in the Restated License Agreement) that may arise out of or relate to events that took place prior to the date thereof shall remain in effect in accordance with the terms thereof, and (b) Amex, Sublicensee, and their respective successors and assigns shall continue to be prohibited from issuing, listing or trading options on any Products (as defined in the Restated License
Agreement) based on the Dow Jones Industrial Average without Dow Jones' prior written consent until the earlier of (i) December 31, 2017 or (ii) the termination of the Restated License Agreement. Dow Jones shall be a third party beneficiary of the obligations of Sublicensee under clauses (a) and (b) above.

         2. This Sublicense Agreement shall terminate upon (a) a material breach by Sublicensee of this Sublicense Agreement which remains uncured after
Sublicensee has received notice from Licensee or Dow Jones in accordance with the notice and cure periods provided in Section 6 below, (b) a material breach by Sublicensee or AMEX of the Marketing Agreement which remains uncured after fifteen days from the date on

                                     - 2 -

which Sublicensee or AMEX, as the case may be, receives written notice of breach from Licensee, (c) Sublicensee no longer being sponsor of the DIAMONDS Trust or
(d) termination or expiration of the Restated License Agreement.

         3. Sublicensee acknowledges that it has received and read a copy of the
Restated License Agreement. Sublicensee, on behalf of the DIAMONDS Trust, agrees to be bound by all of the provisions therein imposing any obligations on the
Licensee but does not assume the obligations contained therein, except
Sublicensee does hereby assume (a) those obligations contained in Subsection
3(a) (payment to Dow Jones of License Fees) and (b) the indemnification obligations in Subsection 9(a), insofar as such obligations arise out of or relate to the Product to be issued by the DIAMONDS Trust and described in
Appendix A hereto, provided, however, that for (a) and (b), Sublicensee shall not be required to make any payments whatsoever under this Sublicense Agreement or the Restated License Agreement that are not reimbursable by the DIAMONDS
Trust pursuant to the respective exemptive order from the U.S. Securities and
Exchange Commission granting relief, among other things, from Section
26(a)(2)(c) of the Investment Company Act of 1940, as amended. Notwithstanding the foregoing, nothing in Section 3 of the Sublicense Agreement shall relieve
Licensee of any of its obligations to Dow Jones under Sections 3 or 9(a) of the
Restated License Agreement. Therefore, for example, if Sublicensee fails to pay the License Fees to Dow Jones in accordance with Schedule C of the Restated
License Agreement, Licensee shall pay such fees to Dow Jones immediately upon
Dow Jones' request.

         4. Sublicensee, on behalf of the DIAMONDS Trust, agrees that its obligations under the Restated License Agreement pursuant to Section 3 hereof are as a principal and shall be unaffected by any defense or claim that Licensee may have against Dow Jones. Licensee acknowledges and agrees that its obligations under the Restated License Agreement to Dow Jones remain as principal and shall be unaffected by any defense or claim that Dow Jones or
Licensee may have against Sublicensee under this Sublicense Agreement.

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         5. This Sublicense Agreement shall be construed in accordance with the laws of New York State without giving effect to the principles of conflicts of laws. It is the intent of the parties that the substantive law of the State of
New York govern this Agreement and not the law of any other jurisdiction incorporated through choice of law or conflicts of law principles. Each party agrees that any legal action, proceeding, controversy or claim between the parties arising out of or relating to this Agreement may be brought and prosecuted only in the United State District Court for the Southern District of
New York or in the Supreme Court of the State of New York in and for the First
Judicial Department, and by execution of this Agreement each party hereto submits to the exclusive jurisdiction of such court and waives any objection it might have based on improper venue or inconvenient forum. Each party hereto waives any right it may have to a jury trial in connection with any legal action, proceeding, controversy or claim between the parties arising out of or relating to the Agreement.

         6. In the event of a material breach of this Sublicense Agreement by
Sublicensee, before the Sublicense Agreement may be terminated in accordance with Section 2(a) hereof, Sublicensee shall first have received both an Initial
Notice and a Final Notice and the notice period commencing upon receipt of the
Final Notice shall have expired. For purposes of this Sublicense Agreement, an
"Initial Notice" shall mean a written notice sent to Sublicensee in accordance with the provisions of Section 7 hereof which shall specify the nature of the alleged breach and will notify the Sublicensee that it has 15 days from receipt of the Initial Notice to cure such breach; and a "Final Notice" shall mean a written notice sent to Sublicensee in accordance with the provisions of Section
7 hereof notifying Sublicensee that the breach specified in the Initial Notice has not been cured, and will notify Sublicensee that it has 15 days from receipt of the Final Notice to cure such breach.

         7. All notices and other communications under this Sublicense shall be
(i) in writing, (ii) delivered by hand (with receipt confirmed in writing), by registered or certified mail (return receipt requested), or by facsimile transmission (with receipt confirmed in writing), to the address or facsimile number, with respect to the

                                     - 4 -

Sublicensee, as set forth below, with respect to the Licensee and Dow Jones, as set forth in the Restated License Agreement, or to such other address or facsimile number as the parties shall specify by a written notice to the others, and (iii) deemed given upon receipt.

                           If to PDR Services LLC, to:

                           Corporate Secretary
                           American Stock Exchange LLC
                           86 Trinity Place
                           New York, New York 10006
                           Fax: (212) 306-5496

                           with copies to:

                           Neal Wolkoff, Chairman and Chief Executive Officer
                           American Stock Exchange LLC
                           86 Trinity Place
                           New York, New York 10006
                           Fax: (212) 306-1152

                           Stuart I. Friedman
                           Friedman, Wittenstein & Hochman
                           101 East 52nd Street
                           New York, New York 10022
                           Fax: (212) 223-8391

                            [SIGNATURE PAGE FOLLOWS]

                                     - 5 -

         IN WITNESS WHEREOF, the parties hereto have executed this Sublicense
Agreement as of the date first set forth above.

                           PDR SERVICES LLC

                           By: /s/ Clifford J. Weber
                               -------------------------------------
                           Name: Clifford J. Weber
                               -------------------------------------
                           Its: Senior Vice President
                               -------------------------------------

                           STATE STREET GLOBAL MARKETS, LLC

                           By: /s/ Vincent Manzi
                               -------------------------------------
                           Name: Vincent Manzi
                               -------------------------------------
                           Its: Vice President
                               -------------------------------------

                           DOW JONES & COMPANY, INC.

                           By: /s/ Michael A. Petronella
                               -------------------------------------
                           Name: Michael J. Petronella
                               -------------------------------------
                           Its: President, Dow Jones Indexes/Ventures
                               -------------------------------------

                [Signature page to DIAMONDS Sublicense Agreement]

                       APPENDIX A TO SUBLICENSE AGREEMENT
                       ----------------------------------

                              PRODUCTS DESCRIPTION
                              --------------------

DIAMONDS TRUST, SERIES 1 that is an Exchange-Traded Fund (organized as a UIT)
registered under the Investment Company Act of 1940 which seeks to replicate the performance of the Dow Jones Industrial Average.